Exhibit 99.1

SunOpta Announces Secondary Share Offering

Toronto, Ontario, December 3, 2007 - SunOpta Inc. (SunOpta) (Nasdaq:STKL) (TSX:SOY) announced today a public offering by Stephen R. Bronfman, SRB Belvedere Trust and The Charles R. Bronfman Trust (collectively, the "Selling Shareholders") of all of their 5,080,532 common shares of SunOpta. The Company confirmed that it will not receive any proceeds from the offering and that it has entered into an underwriting agreement at the request of the Selling Shareholders. The sole underwriter for this offering is BMO Capital Markets Corp.

SunOpta has filed a registration statement with the United States Securities and Exchange Commission (SEC) in connection with the offering of the shares. The registration statement automatically became effective upon filing because the company is a well-known seasoned issuer. The shares will be offered for sale by the underwriter to the public only in the United States pursuant to the prospectus.

Steve Bromley, President and CEO of SunOpta commented, "The Selling Shareholders have been valued shareholders and partners over the past six years, and I’d like to personally thank them for their significant support of SunOpta over the years. Their participation came at a very important time in our development as a world class leader in natural, organic and specialty foods. Today, SunOpta is looking at a very bright future, and I want to take this opportunity to welcome the new shareholders this offering brings to SunOpta."

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state, province or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of such state, province or jurisdiction. The offering of securities may be made only by means of a prospectus. Copies of the prospectus can be obtained from BMO Capital Markets Corp, 3 Times Square, 29th Floor, New York, NY. 10036 (Phone 800-414-3627).

About SunOpta Inc.
SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; the Opta Minerals Inc. (TSX:OPM) (66.3% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements
Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman	Lytham Partners, LLC
Steve Bromley, President & CEO	Joe Diaz
Joseph Riz, Executive Vice President	Robert Blum
John Dietrich, Vice President & CFO	Joe Dorame
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com